SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2004

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943	06-1397316
(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street
Wilmington, Massachusetts	01887
(Address of Principal Executive Offices)	(Zip Code)

(978) 658-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On June 30, 2004, Charles River Laboratories International, Inc., a Delaware corporation (“Charles River”), and Inveresk Research Group, Inc., a Delaware corporation (“Inveresk”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached hereto as Exhibit 2.1.

      A joint press release announcing the entering into of the Merger Agreement was issued on July 1, 2004 . The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.

Item 7(c). Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of June 30, 2004, by and among Charles River, Inveresk, Indigo Merger I Corp. and Indigo Merger II Corp. (Schedules omitted).
99.1	Joint press release dated July 1, 2004.
99.2	Press release dated July 1, 2004.

Item 12. Results of Operations and Financial Condition

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 1, 2004, Charles River issued a press release raising guidance for the second quarter of 2004. The press release, attached hereto as Exhibit 99.2, includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about Charles River’s business contained in the press release are “forward-looking” rather than historic. The press release also states that these and other risks relating to Charles River are set forth in the documents filed by Charles River with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: July 1, 2004

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.

By:	/s/ Dennis R. Shaughnessy

	Name:	Dennis R. Shaughnessy
	Title:	Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of June 30, 2004, by and among Charles River, Inveresk, Indigo Merger I Corp. and Indigo Merger II Corp. (Schedules omitted).
99.1	Joint press release dated July 1, 2004.
99.2	Press release dated July 1, 2004.